UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HSBC FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-1052062
(State of incorporation or organization	(I.R.S. Employee Identification No.)

2700 Sanders Road

Prospect Heights, Illinois 60070

(Address of principal executive officers)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing one- fortieth of a share of 6.36% Non-Cumulative Preferred Stock, Series B	New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-120494

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Depositary Shares being registered hereby, including the 6.36% Non-Cumulative Preferred Stock, Series B, which is represented by the Depositary Shares, is set forth in the Prospectus dated June 13, 2005 as included in the Registration Statement on Form S-3 (No. 333-120494) of HSBC Finance Corporation (the “Registrant”), as filed with the Securities an Exchange Commission (the “Commission”), and the Prospectus Supplement dated June 15, 2005 as filed with the Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended.  The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2.           Exhibits.

3.1                                 Amended and Restated Certificate of Incorporation of HSBC Finance Corporation, as amended, including the Certificate of Designation, Preferences and Rights creating 575,000 shares of 6.36% Non-Cumulative Preferred Stock, Series B (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on June 22, 2005).

4.1                                 Form of Depositary Receipt is included as Exhibit A of the Deposit Agreement (Exhibit 4.2 of this Form 8-A).

4.2                                 Form of Deposit Agreement between HSBC Finance Corporation, HSBC Bank USA, N.A. and the holders from time to time of the Depositary Receipts described therein.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf of HSBC Finance Corporation by the undersigned, thereto duly authorized.

HSBC FINANCE CORPORATION
(Registrant)

	By:	/s/	Patrick D. Schwartz
Patrick D. Schwartz
Vice President, Deputy General Counsel – Corporate and Assistant Secretary
Dated: June 22, 2005

Exhibit Index

Exhibit No.

3.1

Amended and Restated Certificate of Incorporation of HSBC Finance Corporation, as amended, including the Certificate of Designation, Preferences and Rights creating 575,000 shares of 6.36% Non-Cumulative Preferred Stock, Series B (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on June 22, 2005).

4.1	Form of Depositary Receipt is included as Exhibit A of the Deposit Agreement (Exhibit 4.2 of this Form 8-A).

4.2	Form of Deposit Agreement between HSBC Finance Corporation, HSBC Bank USA, N.A. and the holders from time to time of the Depositary Receipts described therein.